Exhibit 4.4

SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT

SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Second Amendment”), dated as of February 14, 2005, among EXIDE TECHNOLOGIES, a Delaware corporation (the “U.S. Borrower”), EXIDE GLOBAL HOLDING NETHERLANDS C.V., a limited partnership organized under the laws of The Netherlands (the “European Borrower”, and together with the U.S. Borrower, the “Borrowers”), the Lenders from time to time party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 5, 2004 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms, conditions and agreements herein set forth, the parties hereto have agreed to amend the Credit Agreement and the Lenders have agreed to waive certain provisions of the Credit Agreement, in each case as herein provided;

NOW, THEREFORE, it is agreed:

I. Amendments and Waivers to Credit Agreement.

1. Section 4.02(c) of the Credit Agreement is hereby amended by inserting the following text immediately following the period at the end of said section:

“Notwithstanding anything to the contrary contained in this Section 4.02(c), (x) if the New Senior Notes Documents (after the execution and delivery thereof) permit a lesser amount to be retained or reinvested, or have a shorter reinvestment period, than is provided above with respect to any Asset Sales, then such lesser permitted retained or reinvestment amount, and/or shorter reinvestment period, as the case may be, shall be applicable for purposes of this Section 4.02(c) so long as any New Senior Notes remain outstanding, and (y) in no event shall the U.S. Borrower or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of New Senior Notes and, before any such obligation to use such proceeds to make such repayment shall arise, the U.S. Borrower or the respective Subsidiary shall reinvest the respective amounts as permitted above in this Section 4.02(c) or apply such proceeds as a mandatory prepayment in accordance with requirements of Sections 4.02(h) and (i).”

2. Section 4.02(d) of the Credit Agreement is hereby amended by inserting the following new sentence immediately after the first sentence thereof:

“Notwithstanding anything contrary contained above in this Section 4.02(d), the Net Cash Proceeds from any issuance of New Senior Notes shall be applied as follows: (i) the first $250,000,000 of such Net Cash Proceeds shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(h) and (i); (ii) the next $150,000,000 of such Net Cash Proceeds shall not be required to be applied as otherwise required by Section 4.02(d) (and may be retained by the Borrower and/or used by it and its Subsidiaries as otherwise permitted by this Agreement); and (iii) all such Net Cash Proceeds in excess of $400,000,000 shall be applied 50% as provided in preceding clause (i) and 50% as provided in preceding clause (ii).”

3. Section 7.03 of the Credit Agreement is hereby amended by (i) inserting the text “and, on and after the execution and delivery thereof, the New Senior Notes Indenture” immediately following the text “the Existing Indebtedness Agreements” appearing in clause (ii) of said Section and (ii) inserting the text “or the New Senior Notes Documents” immediately following the text “(other than pursuant to the Security Documents” appearing in said Section.

4. Section 8.01(f) of the Credit Agreement is hereby amended by (i) inserting the text “(x)” immediately following the text “any litigation or proceeding pending or threatened” appearing in clause (ii) of said Section and (ii) inserting the text “or (y) on and after the execution and delivery thereof, with respect to any New Senior Notes Document” immediately following the text “Material Adverse Effect” appearing in clause (ii) of said Section.

5. Section 9.02(xvii) of the Credit Agreement is hereby amended by (i) inserting the text “and any Foreign Subsidiary party to an Additional Foreign Factoring Agreement may sell receivables pursuant to such Additional Foreign Factoring Agreement (after the execution thereof)” immediately following the text “Fiat Factoring Agreement” appearing in said Section, (ii) inserting the text “, in each case” immediately following the text “so long as” appearing in said Section, (iii) inserting the text “or any such other Foreign Subsidiary” immediately following each of the second and third instances of the text “Exide Italia” appearing in said Section, (iv) deleting the text “such agreement” appearing in said Section and inserting the text “the Fiat Factoring Agreement and any such Additional Foreign Factoring Agreements” in lieu thereof, and (v) deleting the text “$20,000,000” appearing in said Section and inserting the text “€25,000,000 in the aggregate” in lieu thereof.

6. Section 9.02(xviii) of the Credit Agreement is amended by (i) deleting each occurrence of the text “Additional Factoring Agreement” appearing in said Section and inserting the text “Additional Domestic Factoring Agreement” in lieu thereof and (ii) deleting the text “$15,000,000” appearing in said Section and inserting the text “$25,000,000” in lieu thereof.

7. Section 9.03(xix) of the Credit Agreement is hereby amended by (i) deleting the text “and (y)” appearing in said Section and inserting the text “, (y) any Foreign Subsidiary of the U.S. Borrower party to an Additional Foreign Factoring Agreement pursuant to such Additional Foreign Factoring Agreement (after the execution thereof) and (z)” in lieu thereof and (ii) deleting each instance of the text “Additional Factoring Agreement” appearing in said Section and inserting the text “Additional Domestic Factoring Agreement” in lieu thereof.

8. Section 9.03 of the Credit Agreement is hereby further amended by (i) deleting the word “and” appearing at the end of clause (xx) of said Section, (ii) deleting the period at the end of clause (xxi) of said Section and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (xxii) immediately following clause (xxi) of said Section:

“(xxii) if, and only if the U.S. Borrower elects, pursuant to Section 9.04(xx), to secure the New Senior Notes upon the issuance thereof, second-priority Liens granted in favor of the holders of the New Senior Notes (or the trustee therefor) on assets (and only on those assets) of the U.S. Borrower and the U.S. Subsidiary Guarantors which secure (and on which Liens have been granted pursuant to the Credit Documents to secure) the Obligations of the U.S. Borrower (or the guarantees of such Obligations by the respective U.S. Subsidiary Guarantor) and are expressly subject (and subordinate) to the Liens on such assets granted (or purported to be granted) pursuant to any then existing, or any later executed, Credit Document; provided that in the event that the New Senior Notes are secured, then an intercreditor agreement, in form and substance satisfactory to the Administrative Agent, shall be required to be entered into at the time of the issuance of the New Senior Notes by the trustee on behalf of the holders of the New Senior Notes, which intercreditor agreement (with any such intercreditor agreement being herein called an “Intercreditor Agreement”) shall contain, among other things, Lien subordination provisions, limitations on the exercise of remedies with respect to the collateral, limitations on certain rights of the holders of New Senior Notes as secured creditors (both in and out of the bankruptcy context) and such other provisions as the Administrative Agent may determine are consistent with market protections then being afforded to first-lien lenders at such time in connection with negotiated issuances of “second-lien high yield debt securities”; provided further, that if, and only if, the New Senior Notes will be secured as contemplated above, the Secured Creditors hereby authorize the Administrative Agent to enter into an Intercreditor Agreement (in form and substance reasonably satisfactory to the Administrative Agent) as agent for the Secured Creditors, as contemplated by the preceding proviso, and to take such other actions in connection therewith as are deemed reasonably necessary or appropriate by the Administrative Agent.”

9. Section 9.04 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (xviii) of said Section, (ii) deleting the period at the end of clause (xix) of said Section and inserting the text “; and” in lieu thereof and (iii) inserting the following new clause (xx) immediately following clause (xix) of said Section:

“(xx) Indebtedness of the U.S. Borrower under the New Senior Notes and the other New Senior Notes Documents and of the U.S. Subsidiary Guarantors (so long as same remain U.S. Subsidiary Guarantors) under guarantees of the obligations of the U.S. Borrower under the New Senior Notes Documents, in an aggregate principal amount (without duplication in the case of such guaranteed amounts) of not less than $250,000,000 on the date such Indebtedness is issued by the U.S. Borrower, so long as (A) such Indebtedness is incurred in accordance with the requirements of the definition of “New Senior Notes”, (B) the Net Cash Proceeds from any issuance of such Indebtedness are immediately applied as, and to the extent, required by the penultimate sentence of Section 4.02(d), (C) if the New Senior Notes are secured by Liens on any assets, such Liens shall meet the requirements of Section 9.03(xxii) and all actions required to be taken in accordance with the provisos thereto shall have been taken (and the Intercreditor Agreement described therein shall have been entered into) to the satisfaction of the Administrative Agent and (D) at the time of, and immediately after giving effect to, any issuance of New Senior Notes, no Default or Event of Default shall be in existence and the U.S. Borrower shall have determined in good faith that it will remain in compliance with Section 9.09 after giving effect to the respective issuance (and the application of the proceeds thereof).”

10. Section 9.04 of the Credit Agreement is hereby further amended by inserting the following new paragraph at the end of said Section:

“In addition, notwithstanding anything to the contrary contained above, in no event shall any Foreign Subsidiary of the U.S. Borrower guarantee (or provide security for) any Indebtedness under any New Senior Notes Document.”

11. Section 9.04(xviii) of the Credit Agreement is hereby amended by (i) deleting the text “$20,000,000” appearing in said Section and inserting the text “€25,000,000” in lieu thereof, (ii) deleting the text “Exide Italia” appearing in said Section and inserting the text “any Foreign Subsidiary” in lieu thereof and (iii) inserting the text “and any Additional Foreign Factoring Agreement (after the execution thereof)” immediately following the text “Fiat Factoring Agreement” appearing in said Section.

12. Section 9.04(xix) of the Credit Agreement is hereby amended by (i) deleting the text “$15,000,000” appearing in said Section and inserting the text “$25,000,000” in lieu thereof and (ii) inserting the word “Domestic” immediately following each instance of the word “Additional” appearing in said Section.

13. Section 9.08 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 9.08 in lieu thereof:

“9.08 Consolidated Interest Coverage Ratio.

The U.S. Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a Fiscal Quarter of the U.S. Borrower set forth below to be less than the respective amount set forth opposite such Fiscal Quarter below (for purposes of making determinations of compliance with this Section 9.08 pursuant to Section 8.15(a) only, the Consolidated Interest Coverage Ratio shall be calculated on a Pro Forma basis):

“Fiscal Quarter Ending	Amount
Fiscal Quarter ending closest to March 31, 2005	2.25:1.0

Fiscal Quarter ending closest to June 30, 2005	2.25:1.0
Fiscal Quarter ending closest to September 30, 2005	2.25:1.0
Fiscal Quarter ending closest to December 31, 2005	2.25:1.0
Fiscal Quarter ending closest to March 31, 2006	2.50:1.0

Fiscal Quarter ending closest to June 30, 2006	2.50:1.0
Fiscal Quarter ending closest to September 30, 2006	2.50:1.0
Fiscal Quarter ending closest to December 31, 2006	2.75:1.0
Fiscal Quarter ending closest to March 31, 2007	3.00:1.0

Fiscal Quarter ending closest to June 30, 2007	3.00:1.0
Fiscal Quarter ending closest to September 30, 2007	3.00:1.0
Fiscal Quarter ending closest to December 31, 2007	3.25:1.0
Fiscal Quarter ending closest to March 31, 2008	3.50:1.0

Fiscal Quarter ending closest to June 30, 2008	3.50:1.0
Fiscal Quarter ending closest to September 30, 2008	3.50:1.0
Fiscal Quarter ending closest to December 31, 2008	3.50:1.0
Fiscal Quarter ending closest to March 31, 2009	3.50:1.0

Fiscal Quarter ending closest to June 30, 2009	3.50:1.0
Fiscal Quarter ending closest to September 30, 2009	3.50:1.0
Fiscal Quarter ending closest to December 31, 2009 and each Fiscal Quarter ended thereafter	3.50:1.0.	”

14. Section 9.09 of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting the following new Section 9.09 in lieu thereof:

“9.09 Leverage Ratios.

(a) Leverage Ratio. The U.S. Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Second Amendment Subsequent Effective Date to and including the day occurring prior to the last day of the 4th Fiscal Quarter of Fiscal Year 2005	5.25:1.0

Last day of the 4th Fiscal Quarter of Fiscal Year 2005 to and including the day occurring prior to the last day of 2nd Fiscal Quarter of Fiscal Year 2006	5.15:1.0

Last day of the 2nd Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of 4th Fiscal Quarter of Fiscal Year 2006	5.00:1.0

Period	Ratio
Last day of the 4th Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of 2nd Fiscal Quarter of Fiscal Year 2007	4.50:1.0

Last day of the 2nd Fiscal Quarter of Fiscal Year 2007 to and including the day occurring prior to the last day of 3rd Fiscal Quarter of Fiscal Year 2007	4.25:1.0

Last day of the 3rd Fiscal Quarter of Fiscal Year 2007 to and including the day occurring prior to the last day of 4th Fiscal Quarter of Fiscal Year 2007	4.00:1.0

Last day of the 4th Fiscal Quarter of Fiscal Year 2007 to and including the day occurring prior to the last day of 2nd Fiscal Quarter of Fiscal Year 2008	3.75:1.0

Last day of the 2nd Fiscal Quarter of Fiscal Year 2008 to and including the day occurring prior to the last day of 3rd Fiscal Quarter of Fiscal Year 2008	3.50:1.0

Last day of the 3rd Fiscal Quarter of Fiscal Year 2008 to and including the day occurring prior to the last day of 4th Fiscal Quarter of Fiscal Year 2008	3.25:1.0

Last day of the 4th Fiscal Quarter of Fiscal Year 2008 to and including the day occurring prior to the last day of 3rd Fiscal Quarter of Fiscal Year 2009	3.00:1.0

Last day of the 3rd Fiscal Quarter of Fiscal Year 2009 to and including the day occurring prior to the last day of 4th Fiscal Quarter of Fiscal Year 2009	2.75:1.0

Last day of the 4th Fiscal Quarter of Fiscal Year 2009 and thereafter	2.50:1.0	”.

(b) Adjusted Secured Debt Leverage Ratio. The U.S. Borrower will not permit the Adjusted Secured Debt Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Second Amendment Subsequent Effective Date to and including the day occurring prior to the last day of the 2nd Fiscal Quarter of Fiscal Year 2006	2.75:1.0

Last day of the 2nd Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of 4th Fiscal Quarter of Fiscal Year 2006	2.50:1.0

Period	Ratio
Last day of the 4th Fiscal Quarter of Fiscal Year 2006 to and including the day occurring prior to the last day of 3rd Fiscal Quarter of Fiscal Year 2007	2.25:1.0

Last day of the 3rd Fiscal Quarter of Fiscal Year 2007 to and including the day occurring prior to the last day of 4th Fiscal Quarter of Fiscal Year 2007	2.00:1.0

Last day of the 4th Fiscal Quarter of Fiscal Year 2007 to and including the day occurring prior to the last day of 3rd Fiscal Quarter of Fiscal Year 2008	1.75:1.0

Last day of the 3rd Fiscal Quarter of Fiscal Year 2008 to and including the day occurring prior to the last day of 4th Fiscal Quarter of Fiscal Year 2008	1.50:1.0

Last day of the 4th Fiscal Quarter of Fiscal Year 2008 to and including the day occurring prior to the last day of 4th Fiscal Quarter of Fiscal Year 2009	1.25:1.0

Last day of 4th Fiscal Quarter of Fiscal Year 2009 and thereafter	1.00:1.0	”.

15. Section 9.10 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

“Fiscal Quarter Ending	Amount
Fiscal Quarter ending closest to March 31, 2005	$130,000,000

Fiscal Quarter ending closest to June 30, 2005	$130,000,000
Fiscal Quarter ending closest to September 30, 2005	$135,000,000
Fiscal Quarter ending closest to December 31, 2005	$135,000,000
Fiscal Quarter ending closest to March 31, 2006	$145,000,000

Fiscal Quarter ending closest to June 30, 2006	$150,000,000
Fiscal Quarter ending closest to September 30, 2006	$155,000,000
Fiscal Quarter ending closest to December 31, 2006	$165,000,000
Fiscal Quarter ending closest to March 31, 2007	$175,000,000

Fiscal Quarter ending closest to June 30, 2007	$175,000,000
Fiscal Quarter ending closest to September 30, 2007	$175,000,000
Fiscal Quarter ending closest to December 31, 2007	$175,000,000
Fiscal Quarter ending closest to March 31, 2008	$200,000,000

Fiscal Quarter ending closest to June 30, 2008	$200,000,000
Fiscal Quarter ending closest to September 30, 2008	$200,000,000
Fiscal Quarter ending closest to December 31, 2008	$200,000,000
Fiscal Quarter ending closest to March 31, 2009 and each Fiscal Quarter ended thereafter	$220,000,000	”.

16. Section 9.11 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

“Fiscal Quarter Ending	Amount
Fiscal Quarter ending closest to March 31, 2005	2.00:1.0

Fiscal Quarter ending closest to June 30, 2005	2.00:1.0
Fiscal Quarter ending closest to September 30, 2005	2.00:1.0
Fiscal Quarter ending closest to December 31, 2005 and each Fiscal Quarter ended thereafter	2.50:1.0

17. Section 9.12 of the Credit Agreement is hereby amended by deleting the table appearing in said Section in its entirety and inserting the following new table in lieu thereof:

“Fiscal Year	Amount
Fiscal Year 2005	$77,500,000
Fiscal Year 2006	$100,000,000
Fiscal Year 2007	$100,000,000
Fiscal Year 2008	$75,000,000
Fiscal Year 2009	$75,000,000
Fiscal Year 2010	$75,000,000
Fiscal Year 2011	$75,000,000	”.

18. Section 9.12(b) of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately following the text “(c), (d)” appearing in the third parenthetical of said Section and inserting a comma in lieu thereof and (ii) inserting the text “and (f)” immediately following the text “(e)” appearing in the third parenthetical of said Section.

19. Section 9.12 of the Credit Agreement is hereby further amended by inserting the following new clause (f) immediately following clause (e) of said Section:

“(f) In addition to the foregoing, the U.S. Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under Section 9.12(a)) to purchase assets leased by the U.S. Borrower and its Subsidiaries immediately prior to the respective purchase, in each case, pursuant to operating leases entered into by the U.S. Borrower and its Subsidiaries prior to January 1, 1999 in an aggregate amount not to exceed $20,000,000”.

20. Section 9.13(i) of the Credit Agreement is hereby amended by (i) inserting the text “New Senior Notes,” immediately following the text “Permitted Refinancing Indebtedness” appearing in said Section and (ii) inserting the text “(x) the New Senior Notes may be exchanged for New Exchange Senior Notes in accordance with the requirements of the respective definitions thereof and the relevant provisions of this Agreement and (y)” immediately following the text “provided that” appearing in said Section.

21. Section 9.13 of the Credit Agreement is hereby further amended by (i) deleting the word “or” appearing at the end of clause (i) of said Section, (ii) deleting the period at the end of clause (ii) of said Section and inserting the text “; or” in lieu thereof and (iii) inserting the following new clause (iii) immediately following clause (ii) of said Section:

“(iii) amend or modify, or permit the amendment or modification of, any provision of any New Senior Notes Document (after the execution and delivery thereof), other than any technical or clarifying amendments, modifications or changes to any such Documents that are not in any way adverse to the interests of the Lenders.”

22. Section 9.15 of the Credit Agreement is hereby amended by (i) deleting the semicolon immediately preceding the word “provided” appearing in clause (vi) of said Section and inserting the text “(“ in lieu thereof, (ii) deleting the word “and” appearing at the end of clause (vi) of said Section and inserting the text “),”in lieu thereof and (iii) inserting the text “ and (viii) on and after the execution and delivery thereof, the New Senior Notes Documents” immediately preceding the period at the end of said Section.

23. Section 10 of the Credit Agreement is hereby amended by (i) adding the word “or” immediately at the end of Section 10.12 and (ii) inserting the following new Section 10.12 immediately after Section 10.12 thereof:

“10.13 Intercreditor Agreement. After the execution and delivery thereof, any Intercreditor Agreement or any provision thereof shall cease to be in full force and effect, or any Lien securing or purporting to secure Indebtedness or other obligations owing under the New Senior Documents shall, for any reason, cease to be subordinated to the Liens created under the Security Documents securing the obligations described therein (including, without limitation, the Obligations under this Agreement);”

24. The definition of “Additional Factoring Agreement” appearing in Section 11 of the Credit Agreement is hereby deleted in its entirety.

25. The definition of “Change of Control” appearing in Section 11 of the Credit Agreement is hereby amended by inserting the text “or, on and after the execution and delivery thereof, any New Senior Notes Documents” immediately preceding the period at the end of said definition.

26. The definition of “Documents” appearing in Section 11 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (ii) of said definition and inserting a comma in lieu thereof and (ii) inserting the text “and (iv) on and after the execution and delivery thereof, any Intercreditor Agreement and any New Senior Notes Documents” immediately preceding the period at the end of said definition.

27. The definition of “Permitted Acquisition” is hereby amended by (i) inserting the text “(x)” immediately following the text “shall mean” appearing in said Section and (ii) inserting the text “and (y) except for purposes of Sections 8.15, 9.02(xiii), 9.05(ix), 9.12(e) and 9.14(c), Capital Expenditures, in each instance of $1,000,000 or more, made pursuant to Section 9.12(f)” immediately preceding the period at the end of the first sentence of said definition.

28. Section 11 of the Credit Agreement is hereby further amended by inserting the following new definitions in appropriate alphabetical order:

“Additional Domestic Factoring Agreement” shall mean an agreement, in form and substance satisfactory to the Administrative Agent in its sole discretion, pursuant to which the U.S. Borrower and/or certain Domestic Subsidiaries of the U.S. Borrower shall sell certain receivables to an unrelated third party.

“Additional Foreign Factoring Agreement” shall mean an agreement, in form and substance satisfactory to the Administrative Agent in its sole discretion, pursuant to which certain Foreign Subsidiaries of the U.S. Borrower shall sell certain receivables to an unrelated third party.

“Adjusted Secured Debt Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Debt on such date, adjusted to exclude therefrom all amounts (if any) reflected therein constituting Indebtedness represented by New Senior Notes (even if the New Senior Notes are secured by a second priority Lien as permitted by Section 9.03(xxii)) and, without duplication, any unsecured Indebtedness, to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Adjusted Secured Debt Leverage Ratio shall be determined on a Pro Forma Basis in accordance with clause (iv) of the definition of Pro Forma Basis contained herein. For purposes of making determinations pursuant to clause (i) of the immediately preceding sentence, Indebtedness which is secured by a Lien on any property or assets shall be considered to be secured (and not unsecured) even if the aggregate principal amount of such Indebtedness exceeds the value of the assets or property serving as security therefor, and all Indebtedness pursuant to this Agreement shall constitute secured Indebtedness.

“Intercreditor Agreement” shall have the meaning provided in Section 9.03(xxii).

“New Exchange Senior Notes” shall mean senior notes issued by the U.S. Borrower pursuant to a registered exchange offer or private exchange offer for the New Senior Notes and pursuant to the New Senior Notes Indenture, which senior notes are substantially identical securities to the New Senior Notes. In no event will the issuance of any New Exchange Senior Notes increase the aggregate principal amount of the New Senior Notes then outstanding or otherwise result in an increase in the interest rate applicable to the New Senior Notes.

“New Senior Notes” shall mean any Indebtedness of the U.S. Borrower issued solely in return for cash consideration to the U.S. Borrower and evidenced by senior notes issued in the “high-yield” debt markets on or prior to July 1, 2005 so long as (a) such Indebtedness has a final maturity no earlier than the date occurring 12 months after the Term Loan Maturity Date, (b) such Indebtedness has no mandatory repayments or required offers to purchase which are, or may be required with respect thereto prior to the date referenced in preceding clause (a); provided that such Indebtedness may have customary required offers to purchase as a result of asset sales or changes of control in accordance with the then prevailing market conditions (in the case of any asset sale required offers to purchase, so long as the provisions applicable thereto permit the U.S. Borrower to avoid any such required offer to purchase by first prepaying Indebtedness pursuant to this Agreement), (c) such Indebtedness is either unsecured or is secured only by Liens permitted pursuant to Section 9.03(xxii) and (d) such Indebtedness is otherwise issued in accordance with then market conditions (as determined by the U.S. Borrower in good faith) for issuances of “high yield” debt securities in the capital markets at such time. The issuance of New Senior Notes shall be deemed to be a representation and warranty by the U.S. Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6.01 and 10. As used herein, the term “New Senior Notes” shall include any New Exchange Senior Notes issued pursuant to the New Senior Notes Indenture in exchange for theretofore outstanding New Senior Notes, as contemplated by the definition of New Exchange Senior Notes.

“New Senior Notes Documents” shall mean the New Senior Notes Indenture, the New Senior Notes and each other agreement, document or instrument relating to the issuance of the New Senior Notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“New Senior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of New Senior Notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Second Amendment” shall mean the Second Amendment and Waiver to Credit Agreement, dated as of February 14, 2005.

“Second Amendment Subsequent Effective Date” shall have the meaning provided in the Second Amendment.

29. Schedule XVI to the Credit Agreement is hereby amended by deleting said Schedule in its entirety and replacing same with new Schedule XVI attached hereto.

30. Notwithstanding anything to the contrary contained in Section 9.09 of the Credit Agreement, elsewhere in the Credit Agreement or in any other Credit Document, the Lenders hereby (x) agree that the maximum permitted Leverage Ratio for the period from September 30, 2004 to December 31, 2004 shall be 3.8:1.0 rather than the Ratio set forth in the table in Section 9.09 and (y) waive any Default or Event of Default that may exist as a result of the U.S. Borrower’s non-compliance with said Section before giving effect to the Second Amendment Initial Effective Date (as defined below).

31. Notwithstanding anything to the contrary contained in Section 9.02(viii) of the Credit Agreement or elsewhere in the Credit Agreement or any other Credit Document, the Lenders hereby agree that Exide B.V. shall be permitted to subscribe for one new share of the equity of GNB Technologies (China) Limited (“GNB”) and also contribute to GNB (notwithstanding the fact that GNB is not a Qualified Non-U.S. Obligor) a share premium, by way of assignment, of a receivable owed to Exide B.V. by Deutsche Exide GmbH (“Deutsche Exide”) in an amount of approximately €7,200,000 (the “BV Receivable”); provided that immediately upon receipt by GNB of the BV Receivable, GNB shall apply the BV Receivable to set off Indebtedness of GNB owing to Deutsche Exide in an amount equal to the amount of the BV Receivable and Deutsche Exide shall accept such set-off in satisfaction of said amount of Indebtedness of GNB owing to Deutsche Exide.

II. Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this Second Amendment, each of the Borrowers hereby represents and warrants that (i) no Default or Event of Default exists as of each of the Second Amendment Initial Effective Date and the Second Amendment Subsequent Effective Date (as defined below), in each case after giving effect thereto and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects as of each of the Second Amendment Initial Effective Date and the Second Amendment Subsequent Effective Date, in each case after giving effect thereto, with the same effect as though such representations and warranties had been made on and as of each of the Second Amendment Initial Effective Date and the Second Amendment Subsequent Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

4. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. (a) The provisions of Sections 29, 30 and 31 of Part I of this Second Amendment shall become effective on the date (the “Second Amendment Initial Effective Date”) when each of the Borrowers, each other Credit Party and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Aditi Chawla (facsimile number: 212-354-8113 / e-mail address: achawla@whitecase.com).

(b) The provisions of Sections 1-28, inclusive of Part I of this Second Amendment shall become effective on the date (the “Second Amendment Subsequent Effective Date”) when each of the following conditions shall have been satisfied:

(i) the U.S. Borrower shall have issued New Senior Notes in an aggregate principal amount of at least $250,000,000; and

(ii) the Second Amendment Initial Effective Date shall have occurred;

provided, that, if the Second Amendment Subsequent Effective Date shall not have occurred on or prior to July 1, 2005, then same shall not thereafter occur.

6. By executing and delivering a copy hereof, each Credit Party hereby agrees that all Obligations of the Credit Parties shall remain guaranteed pursuant to the relevant Guaranties and shall remain secured pursuant to the Security Documents, in each case in accordance with the respective terms and provisions thereof.

7. From and after each of the Second Amendment Initial Effective Date and the Second Amendment Subsequent Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby on the Second Amendment Initial Effective Date and, if and when applicable, on the Second Amendment Subsequent Effective Date.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

EXIDE TECHNOLOGIES, as a Borrower

By:
Name:
Title:

EXIDE GLOBAL HOLDING NETHERLANDS C.V., as a Borrower

By:	Exide Technologies its general partner

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Second Amendment, hereby consents to the entering into of the Second Amendment and agrees to the provisions thereof (including, without limitation, Part II, Section 6 thereof).

DIXIE METALS COMPANY

By:
Name:
Title:

EXIDE DELAWARE LLC

By: Exide Technologies, its sole manager

By:
Name:
Title:

EXIDE ILLINOIS, INC.

By:
Name:
Title:

GNB BATTERY TECHNOLOGIES JAPAN, INC.

By:
Name:
Title:

REFINED METALS CORPORATION

By:
Name:
Title:

RBD LIQUIDATION, LLC

By:
Name:
Title:

EH INTERNATIONAL, LLC

By: Exide Technologies, its sole member

By:
Name:
Title:

EXIDE BELIGIUM SPRL

By:
Name:
Title:

NATIONAL BATTERY DISTRIBUTION LIMITED (formerly Gemala Ireland (Holdings) Limited)

By:
Name:
Title:

EXIDE CANADA INC.

By:
Name:
Title:

1036058 ONTARIO INC.

By:
Name:
Title:

EXIDE DENMARK AS

By:
Name:
Title:

CMP BATTERIES LTD.

By:
Name:
Title:

DETA UK LIMITED

By:
Name:
Title:

EURO EXIDE CORPORATION LIMITED

By:
Name:
Title:

EXIDE TECHNOLOGIES (TRANSPORTATION) LIMITED (formerly Exide (Dagenham) Limited)

By:
Name:
Title:

EXIDE (HOLDINGS) LIMITED

By:
Name:
Title:

MBD NATIONAL LIMITED

By:
Name:
Title:

CEAC, COMPAGNIE EUROPEENE D’ACCUMLATEURS, SAS

By:
Name:
Title:

EXIDE HOLDING EUROPE SAS

By:
Name:
Title:

DEUTSCHE EXIDE GMBH

By:
Name:
Title:

EXIDE ITALIA S.R.L.

By:
Name:
Title:

INDUSTRIA COMPOSIZIONI STAMPATE, SPA

By:
Name:
Title:

EXIDE HOLDING NETHERLANDS B.V.

By:
Name:
Title:

EXIDE TECHNOLOGIES HOLDING, B.V.

By:
Name:
Title:

EXIDE TECHNOLOGIES NEDERLAND, B.V.

By:
Name:
Title:

CENTRA S.A.

By:
Name:
Title:

SONULAR – SOCIEDADE NACIONAL DE METALURGIA, LDA.

By:
Name:
Title:

SOCIEDADE PORTUGUESA DO ACUMULADOR TUDOR, S.A.

By:
Name:
Title:

By:
Name:
Title:

RU, RENOVACAO URBANA, LDA.

By:
Name:
Title:

CHLORIDE MOTIVE POWER IBERICA, S.L.

By:
Name:
Title:

EXIDE TRANSPORTATION HOLDING EUROPE, S.L.

By:
Name:
Title:

OXIVOLT, S.L.

By:
Name:
Title:

SOCIEDAD ESPANOLA DEL ACUMULADOR TUDOR, S.A.

By:
Name:
Title:

TUDOR ELECTRONICA, S.L.

By:
Name:
Title:

TUDOR AB

By:
Name:
Title:

COÖPERATIE EXIDE EUROPE U.A.

By:
Name:
Title:

SIGNATURE PAGE TO THE SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT, DATED AS OF FEBRUARY 14, 2005, AMONG EXIDE TECHNOLOGIES, EXIDE GLOBAL HOLDING NETHERLANDS C.V., VARIOUS LENDERS AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Name of Institution:

By:
Name:
Title: